UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

2999 NE 191st Street, Ste 500, Aventura Florida 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2024, the Company and AJB Capital Investments, LLC, (“AJB”) entered into a global amendment (the “AJB Global Amendment”) to the promissory notes dated as of April 19, 2023, as amended by the amended and restated promissory note dated May 17, 2023, September 22, 2023 and October 13, 2023 (each an “AJB Note” and collectively the “AJB Notes”). The AJB Notes were further amended by global amendments dated January 17, 2024 and February 19, 2024 (the “Prior Global Amendments”).

The AJB Global Amendment extended the maturity dates of the AJB Notes to July 17, 2024. In exchange for the extensions, the Company agreed to issue 165,000 shares of the Company’s common stock to AJB (the “Extension Shares”). AJB will never possess an amount of shares greater than 9.99% of the issued and outstanding shares of the Company. This ownership restriction can be waived by AJB, in whole or in part, upon 61 days’ prior written notice. In addition, the Company shall not issue such shares until such time as AJB’s ownership is less than 9.99%. It will be considered an immediate default if the Extension Shares are not delivered to AJB within two business days following such request. The Extension Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s common stock. The Extension Shares were deemed fully earned as of May 9, 2024. The Extension Shares are in addition to any other shares of common stock of the Company owed to AJB pursuant to the AJB Notes, the Prior Global Amendments or any other documents or agreements executed in connection therewith.

The information set forth above is qualified in its entirety by reference to the AJB Global Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition

On May 15, 2024, EzFill Holdings, Inc. (the “Company”), issued a press release announcing its financial results for the quarter ended March 31, 2024. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

This information is being furnished in this item 2.02 of this report and shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard.

As previously disclosed in its Form 8-K filed on August 23, 2023, the Nasdaq Listing Qualifications staff (“Staff”) in its letter dated August 22, 2023 notified the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). On October 1, 2023 and January 19, 2024, the Company submitted its compliance plan to Nasdaq. Based on Staff’s review and the materials submitted by the Company, the Staff granted the Company’s request for an extension until February 20, 2024, to comply with the Stockholders’ Equity Requirement. On February 21, 2024, the Company was further notified that because it had not regained compliance with the Stockholders’ Equity Requirement, its securities would be delisted unless it requested a hearing. On February 28, 2024, the Company requested a hearing before the Nasdaq Hearings Panel (“Panel”), which was held on May 2, 2024.

Based on the Company’s submissions, the Panel in its letter dated May 13, 2024 granted the Company an extension of time until July 12, 2024 to regain compliance with the Stockholders’ Equity Requirement subject to certain terms mentioned in the letter.

There can be no assurance that the Company will evidence compliance with the Stockholders’ Equity Requirement during any extension period that Nasdaq may grant, and the Company’s common stock may be subject to delisting in the absence of such compliance.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Global Amendment dated May 9, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC
99.1	Press Release dated May 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2024

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer